[GRAPHIC OMITTED]                        PRESS RELEASE


3975 East Bayshore Road
Palo Alto, CA 94303
Phone: (650) 962-9111                        Contact:
Fax: (650) 967-8713                          Renate  Merredew
www.southwall.com                            Southwall  Technologies
                                             Phone: (650) 962-9111



For Immediate Release
---------------------

      Southwall Technologies Inc. Announces Successful Annual Stockholder
                                Meeting Results

PALO ALTO, CALIFORNIA - OCTOBER 6, 2004 - SOUTHWALL TECHNOLOGIES INC. announced today that received sufficient votes during its Annual Stockholders meeting held Tuesday October 5, 2004 to successfully approve all four proposals included in its Proxy Statement dated September 13, 2004.

"I am pleased to report that yesterday Southwall received the support from the majority of our Shareholders to reelect our Directors, to amend our charter to authorize additional common stock and to approve increases in the shares reserved under our Employee and Director option plans," said Thomas Hood, Southwall's president and chief executive officer. "The approval of the charter amendment accomplishes the final action item in connection with our Needham-led financing initiated late last year, in that the Company now has available a sufficient number of shares to cover all possible future conversions and exercises of all outstanding convertible notes and warrants. The company can now fully devote its management focus towards developing new and exciting products while continuing to improve operational efficiencies," added Hood.

ABOUT SOUTHWALL TECHNOLOGIES INC.

Southwall Technologies Inc. designs and produces thin film products that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000-certified manufacturer and sells advanced thin film coatings to over 25 countries around the world. Southwall's customers include Audi, BMW, DaimlerChrysler, Hewlett-Packard, Mitsubishi Electric, Mitsui Chemicals, Peugeot-Citro n, Pilkington, Phillips, Renault, Saint-Gobain Sekurit, and Volvo.


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